EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES TAX REPORTING INFORMATION FOR 2016 COMMON AND PREFERRED SHARE DISTRIBUTIONS

DALLAS, January 27, 2017 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced the tax reporting (Federal Form 1099-DIV) information for the 2016 distributions on its common shares and its Series A, D, E and F preferred shares.
The income tax treatment for 2016 for Ashford Hospitality Trust, Inc. Common Stock CUSIP #044103109 traded on the NYSE under ticker symbol “AHT” is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Total Capital Gain Distribution	Return of Capital
Total Cash Per Share	$0.4800	$0	$0	$0.4800
Total Distributions	$0.4800	$0	$0	$0.4800
Percent	100%	0%	0%	100%
The income tax treatment for the 2016 distributions for Ashford Hospitality Trust, Inc. Series A Preferred Stock CUSIP #044103208 traded on the NYSE under ticker symbol “AHTPrA” is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Total Capital Gain Distribution	Return of Capital
Total Cash Per Share	$2.1376	$0	$0	$2.1376
Percent	100%	0%	0%	100%
The income tax treatment for the 2016 distributions for Ashford Hospitality Trust, Inc. Series D

Preferred Stock CUSIP #044103406 traded on the NYSE under ticker symbol “AHTPrD” is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Total Capital Gain Distribution	Return of Capital
Total Per Share	$2.1124	$0	$0	$2.1124
Percent	100%	0%	0%	100%
The income tax treatment for the 2016 distributions for Ashford Hospitality Trust, Inc. Series E Preferred Stock CUSIP #044103505 traded on the NYSE under ticker symbol “AHTPrE” is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Total Capital Gain Distribution	Return of Capital
Total Per Share	$1.6875	$0	$0	$1.6875
Percent	100%	0%	0%	100%
On August 8, 2016 Ashford Hospitality Trust, Inc. redeemed all outstanding shares of its Series E Preferred Stock at $25.00 per share plus accrued and unpaid dividends in the amount of $.23125 per share. $25.23125 per share should be treated as redemption proceeds.
The income tax treatment for the 2016 distributions for Ashford Hospitality Trust, Inc. Series F Preferred Stock CUSIP #044103604 traded on the NYSE under ticker symbol “AHTPrF” is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Total Capital Gain Distribution	Return of Capital
Total Per Share	$0.3995	$0	$0	$0.3995
Percent	100%	0%	0%	100%
The common and preferred distributions that the Company paid on January 15, 2016 to shareholders of record as of December 31, 2015 are reportable in 2016. The common and preferred distributions that the company paid on January 17, 2017 to shareholders of record as of December 31, 2016 will be reportable in 2017.
In accordance with IRS Code Section 6045B, the Company has posted Form 8937, Report of Organizational Actions Affecting Basis of Securities, which may be found in the Corporate Actions section of the company’s website. This form provides detailed information on the return of capital portion of the preferred and common share distributions. The Company encourages shareholders to consult with their own tax advisors with respect to the federal, state and local, and foreign income tax effects of these dividends.
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry in upper upscale, full-service hotels.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple's App Store and the Google Play Store by searching "Ashford."
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust's control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Trust's filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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